EXHIBIT 23.2
                          CONSENT OF ERNST & YOUNG LLP,
                              INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) of Peregrine Pharmaceuticals, Inc. (formerly, Techniclone Corporation) of our report dated June 16, 2000 (except for Notes 1, 6, and 13 as to which the date is July 21, 2000) with respect to the consolidated financial statements and schedule of Peregrine Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended April 30, 2000.


                                               /s/ ERNST & YOUNG LLP

Orange County, California
March 9, 2001